UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 17, 2006

Meade Instruments Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22183	95-2988062
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6001 Oak Canyon, Irvine, California		92618-5200
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949 451-1450

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Meade Instruments Corp. (the "Company") announced today that Steven G. Murdock will retire as President and Chief Executive Officer of the Company upon the naming of his successor. The Company has retained the executive search firm of Korn/Ferry International to conduct a search for Mr. Murdock’s replacement. The Company expects to conclude the search in the next several months. Mr. Murdock intends to continue to serve as a member of the Company’s Board of Directors following his retirement.
In connection with his retirement, the Company expects to pay Mr. Murdock severance benefits comparable to those contained in Section 5(d) of his Employment Agreement with the Company.
A copy of the press release issued by the Company today is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company announced today that Steven G. Murdock will retire as President and Chief Executive Officer of the Company upon the naming of his successor. The Company has retained the executive search firm of Korn/Ferry International to conduct a search for Mr. Murdock’s replacement. The Company expects to conclude the search in the next several months. Mr. Murdock intends to continue to serve as a member of the Company’s Board of Directors following his retirement.

Item 9.01 Financial Statements and Exhibits.

The exhibit to this Current Report is listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Meade Instruments Corp.

January 20, 2006	By:	Brent W. Christensen

Name: Brent W. Christensen
Title: Senior Vice President - Finance and CFO

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated January 20, 2006.